Exhibit (b)(8)

EXECUTION COPY

RESIGNATION AND APPOINTMENT AGREEMENT

This Resignation and Appointment Agreement, dated as of March 23, 2018 (the “Resignation and Appointment Agreement”), is delivered pursuant to Section 10.12 of the Amended and Restated 5-Year Eurocurrency Credit Agreement dated as of July 14, 2011, as subsequently amended and restated, by and among General Dynamics Corporation, a Delaware corporation (the “Borrower”), the Lenders (defined therein), and JPMorgan Chase Bank, N.A., as Agent (as amended, restated, supplemented and/or otherwise modified prior to the date hereof, the “Credit Agreement”), and is by and among JPMorgan Chase Bank, N.A. (“JPMorgan”) as resigning administrative agent (in such capacity, the “Resigning Agent”), Wells Fargo Bank, National Association (“Wells Fargo”) as successor administrative agent (in such capacity, the “Successor Agent”), the Borrower, the Guarantors and the Required Lenders under the Credit Agreement. Each capitalized term used but not defined in this Resignation and Appointment Agreement shall have the meaning given to it in the Credit Agreement.

This Resignation and Appointment Agreement shall become effective upon the satisfaction of the following conditions precedent (the date of the satisfaction of such conditions precedent, the “Resignation Date”): (a) the execution and delivery of this Resignation and Appointment Agreement by the Borrower, the Guarantors, the Required Lenders, the Resigning Agent and the Successor Agent, (b) the Resigning Agent shall have received, to the extent invoiced on or prior to the date hereof, from the Borrower payment in immediately available funds of all costs, expenses, accrued and unpaid fees and other amounts payable to JPMorgan as the Resigning Agent pursuant to the Loan Documents (other than contingent obligations for which no claim has been made) in accordance with Section 9.5(i) of the Credit Agreement and (c) the Successor Agent shall have received, to the extent invoiced on or prior to the date hereof, from the Borrower payment in immediately available funds of all costs, expenses, accrued and unpaid fees and other amounts payable to Wells Fargo as the Successor Agent pursuant to the Loan Documents (other than contingent obligations for which no claim has been made) in accordance with Section 9.5(i) of the Credit Agreement and any related fee letter entered into in connection with Wells Fargo’s agreement to act as the Successor Agent.

As of the Resignation Date, (i) JPMorgan hereby delivers notice to the Borrower and the Lenders of its resignation as Agent, as provided under Section 10.12 (Successor Agent) of the Credit Agreement and shall have no further obligations under the Loan Documents in such capacity; (ii) JPMorgan hereby, except as otherwise provided herein, relinquishes its rights, powers and privileges as Agent under the Loan Documents; (iii) the Required Lenders hereby appoint Wells Fargo as successor Agent under the Credit Agreement and the other Loan Documents; (iv) the Borrower hereby consents to the appointment of Wells Fargo in its capacity as Agent under the Credit Agreement and the other Loan Documents; and (v) Wells Fargo hereby accepts its appointment as successor Agent.

The parties hereto acknowledge and agree that: (a) the Successor Agent shall bear no responsibility for any actions taken or omitted to be taken by the Resigning Agent while the Resigning Agent served as Agent under the Credit Agreement and the other Loan Documents, and the Resigning Agent shall bear no responsibility for any actions taken or omitted to be taken after the Resignation Date by the Successor Agent under the Credit Agreement or any other Loan Document, (b) the Successor Agent succeeds to the rights and obligations of the Agent under the Credit Agreement and the other Loan Documents and becomes vested with all of the rights, powers, privileges and duties of the Agent under the Credit Agreement and each other Loan Document, and the Resigning Agent is discharged from all of its duties and obligations as Agent under the Credit Agreement and the other Loan Documents, in each case, as of the Resignation Date, and (c) from and after the Resignation Date, the provisions of Article X (The Agent) and Section 9.5 (Expenses; Indemnification) of the Credit Agreement continue in effect for the benefit of the Resigning Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the Resigning Agent was acting as Agent (including, without limitation, in connection with the transitioning of the roles of the Resigning Agent to the Successor Agent) and inure to the benefit of the Resigning Agent, its sub-agents and their Affiliates.

Each of the Successor Agent, the Resigning Agent, the Borrower, the Guarantors and the Required Lenders hereby represent and warrant on and as of the date hereof and on and as of the Resignation Date that it is legally authorized to enter into and has duly executed and delivered this Resignation and Appointment Agreement.

Nothing herein shall constitute an assumption by the Successor Agent of any liability of the Resigning Agent arising out of a breach by the Resigning Agent prior to the discharge of its duties under the Credit Agreement or the other Loan Documents to which it was a party immediately prior to giving effect to this Resignation and Appointment Agreement.

The Borrower, the Resigning Agent and the Successor Agent agree that, following the Resignation Date, it shall furnish promptly, at the Borrower’s expense, such other documents, instruments and agreements as may be reasonably requested by the Borrower or the Successor Agent from time to time, and shall take such further action as may be necessary or reasonably requested by the Borrower or the Successor Agent, in each case in order to effect the matters contemplated by this Resignation and Appointment Agreement.

In the event that, after the Resignation Date, the Resigning Agent receives any principal, interest or other amount owing to any Lender or the Successor Agent under the Credit Agreement, the Resigning Agent agrees to promptly forward the same to the Successor Agent as specified by the Successor Agent in writing.

The Borrower and each of the Guarantors hereby confirms its obligations pursuant to the Credit Agreement and the Guaranty, under and subject to the terms of each of the Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Resignation and Appointment Agreement and the transactions contemplated hereby, all such obligations, and the terms of each of the Loan Documents to which it is a party, shall continue to be in full force and effect, shall not be novated and the Guaranty shall continue to guarantee, among other things, all obligations under the Credit Agreement. In addition, the Borrower and each of the Guarantors acknowledges and agrees that as of the Resignation Date the Successor Agent shall succeed to all the rights, benefits and interests of the Resigning Agent under the Guaranty and other Loan Documents and that on and after the Resignation Date all references in any Loan Document to “Agent” or “Administrative Agent” shall mean the Successor Agent and its successors and assigns and all references to “JPMorgan Chase Bank, N.A.” or “JPMorgan” shall mean “Wells Fargo Bank, National Association” or “Wells Fargo”, as applicable.

For all purposes under the Loan Documents, until further notice in accordance with Section 13.1 of the Credit Agreement, the following address and account details are to be used for purposes of communications to the Successor Agent pursuant to the Credit Agreement or other Loan Documents:

Wells Fargo Bank, National Association

MAC D1109-019

1525 W. W.T. Harris Blvd.

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Telecopier: (704) 590-2703

Telephone: (704) 590-3481

E-mail address: agencyservices.requests@wellsfargo.com

Signature Page to Resignation and Appointment Agreement

Amended and Restated 5-Year Eurocurrency Credit Agreement

THIS RESIGNATION AND APPOINTMENT AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. SECTIONS 15.2, 15.3 AND 15.4 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS RESIGNATION AND APPOINTMENT AGREEMENT AND SHALL APPLY TO THIS RESIGNATION AND APPOINTMENT AGREEMENT, MUTATIS MUTANDIS.

This Resignation and Appointment Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Resignation and Appointment Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Resignation and Appointment Agreement by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Resignation and Appointment Agreement.

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Signature Page to Resignation and Appointment Agreement

Amended and Restated 5-Year Eurocurrency Credit Agreement

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Resignation and Appointment Agreement to be duly executed and delivered as of the date first written above.

JPMORGAN CHASE BANK, N.A., as Resigning Agent

By:	/s/ Robert P. Kellas
Name:	Robert P. Kellas
Title:	Executive Director

Signature Page to Resignation and Appointment Agreement

Amended and Restated 5-Year Eurocurrency Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Successor Agent

By:	/s/ Adam Spreyer
Name:	Adam Spreyer
Title:	Director

Signature Page to Resignation and Appointment Agreement

Amended and Restated 5-Year Eurocurrency Credit Agreement

GENERAL DYNAMICS CORPORATION, as Borrower

By:	/s/ David H. Fogg
Name:	David H. Fogg
Title:	Vice President and Treasurer

Signature Page to Resignation and Appointment Agreement

Amended and Restated 5-Year Eurocurrency Credit Agreement

AMERICAN OVERSEAS MARINE COMPANY, LLC, as a Guarantor

By:	/s/ David H. Fogg
Name:	David H. Fogg
Title:	Vice President and Treasurer

GENERAL DYNAMICS LAND SYSTEMS INC.
GENERAL DYNAMICS GOVERNMENT SYSTEMS CORPORATION
BATH IRON WORKS CORPORATION
GENERAL DYNAMICS-OTS, INC.
GENERAL DYNAMICS ORDNANCE AND TACTICAL SYSTEMS, INC.
GULFSTREAM AEROSPACE CORPORATION
NATIONAL STEEL AND SHIPBUILDING COMPANY
ELECTRIC BOAT CORPORATION, each as a Guarantor

By:	/s/ David H. Fogg
Name:	David H. Fogg
Title:	Treasurer

Signature Page to Resignation and Appointment Agreement

Amended and Restated 5-Year Eurocurrency Credit Agreement

BANCO BILBAO VIZCAYA
ARGENTARIA, S.A. NEW YORK
BRANCH, as a Lender

By:	/s/ Cara Younger
Name:	Cara Younger
Title:	Director

By:	/s/ Cristina Cignoli
Name:	Cristina Cignoli
Title:	Director

Signature Page to Resignation and Appointment Agreement

Amended and Restated 5-Year Eurocurrency Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Robert P. Kellas
Name:	Robert P. Kellas
Title:	Executive Director

Signature Page to Resignation and Appointment Agreement

Amended and Restated 5-Year Eurocurrency Credit Agreement

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Richard C. Smith
Name:	Richard C. Smith
Title:	Managing Director

Signature Page to Resignation and Appointment Agreement

Amended and Restated 5-Year Eurocurrency Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Prathamesh Kshirsagar
Name:	Prathamesh Kshirsagar
Title:	Vice President

Signature Page to Resignation and Appointment Agreement

Amended and Restated 5-Year Eurocurrency Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Adam Spreyer
Name:	Adam Spreyer
Title:	Director

Signature Page to Resignation and Appointment Agreement

Amended and Restated 5-Year Eurocurrency Credit Agreement

LLOYDS BANK PLC, as a Lender

By:	/s/ Daven Popat
Name:	Daven Popat
Title:	Senior Manager, Transaction Execution

By:	/s/ Jennifer Larrow
Name:	Jennifer Larrow
Title:	Assistant Manager, Transaction Execution

Signature Page to Resignation and Appointment Agreement

Amended and Restated 5-Year Eurocurrency Credit Agreement